Exhibit 99.1

Tortoise Capital Resources Corp. Announces First Quarter 2012 Distribution and Schedules Earnings Release for Fiscal Year Ended Nov. 30, 2011

 Feb 6, 2012 - LEAWOOD, Kan.--(BUSINESS WIRE)-- The Board of Directors of Tortoise Capital Resources Corp. (NYSE: TTO) today declared the company's first quarter 2012 distribution of $0.11 per share, consistent with the prior quarter. The distribution is payable on March 1, 2012 to stockholders of record on Feb. 22, 2012.

TTO expects its investments to support a sustainable annualized distribution of not less than $0.44 per share. The company's objective is to provide stockholders an attractive risk-adjusted total return, with an emphasis on distributions and distribution growth. The final tax character of this distribution cannot yet be determined.

2011 Fiscal Year End Earnings Release Schedule Announced

The company also announced that on Monday, Feb. 13, 2012, it will report its earnings results for its fiscal year ended Nov. 30, 2011.

The company will host a conference call on Tuesday, Feb. 14, 2012 at 1:00 p.m. CST to discuss its financial results. Please dial into the call at 877-407-9210 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com.

A replay of the call will be available until 11:59 p.m. CST February 29, 2012, by dialing 877-660-6853. The ID # for playback is 286 and the Conference ID # is 388587. A replay of the webcast will also be available on the company's website at www.tortoiseadvisors.com through Feb. 14, 2013.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. (NYSE: TTO) is an energy infrastructure asset financing company that provides capital to pipeline, storage and power transmission operators. TTO's portfolio includes companies and real assets with long-term, stable cash flows, limited commodity price sensitivity, and growth opportunities. TTO is managed by Corridor InfraTrust Management, LLC.

About Corridor InfraTrust Management

Corridor InfraTrust Management, LLC is an asset manager specializing in financing the acquisition or development of real property infrastructure assets. Corridor is Manager of Tortoise Capital Resources Corp. (NYSE: TTO). Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments with approximately $7.8 billion of assets under management as of January 31, 2012. For more information, visit Corridor's website at www.corridortrust.com.

Safe Harbor Statement

This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Corridor InfraTrust Management, LLC believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Corridor InfraTrust Management, LLC do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with leverage covenants.

Tortoise Capital Advisors, L.L.C.
Pam Kearney, 866-362-9331
Investor Relations
pkearney@tortoiseadvisors.com